Exhibit 10.5

CNX GAS CORPORATION

EQUITY INCENTIVE PLAN

EFFECTIVE JUNE 30, 2005 AS AMENDED AUGUST 1, 2005

Capitalized terms shall have the meaning set forth in Section 16 of the Plan.

1.	Purpose.

The purposes of the CNX Gas Corporation Equity Incentive Plan are to promote the interests of the Company and its stockholders by (i) attracting and retaining executive officers, directors and other key employees and consultants of the Company and its Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company.

2.	Administration.

(a) Authority of Board. The Plan shall be administered by the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Board by the Plan, the Board shall have full power and authority to:

(i) designate Participants;

(ii) determine the type or types of Awards to be granted to an Eligible Individual;

(iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards;

(iv) determine the terms and conditions of any Award, including the discretion to determine the extent to which Awards will be structured to conform to the requirements applicable to performance-based compensation described in Section 162(m) of the Code;

(v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(vi) determine whether, and to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Board;

(vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(ix) advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to Awards (except those restrictions imposed by law);

(x) approve forms of Award Agreements for Awards under the Plan;

(xi) establish the terms and conditions of Awards as the Board determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States;

(xii) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency; and

(xiii) make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan.

(b) Board Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Board, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder and any Employee.

(c) Delegation to Committee. The Board may delegate to the Committee any or all authority for administration of the Plan. If authority is delegated to the Committee, all references to the Board in the Plan shall mean and relate to the Committee except as otherwise provided by the Board.

(d) Delegation by the Committee. Except to the extent prohibited by applicable law or regulation, the Committee may allocate all or any portion of its responsibilities and powers to any person or persons selected by it. The Committee may revoke any such allocation or delegation at any time.

(e) No Liability. No member of the Board, the Committee, or any person they delegate responsibilities and/or duties to, shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

3.	Shares Available for Awards; Limitations.

(a) Shares Available. The maximum number of Shares that may be delivered pursuant to Awards granted under the Plan shall be 2,500,000. No Participant receiving an Award shall be granted: (i) Options or Stock Appreciation Rights with respect to more than 350,000 Shares during any fiscal year; (ii) Performance Awards (denominated in Shares) which could result in such Participant receiving more than 150,000 Shares for each full or partial fiscal year of the Company contained in the performance period of a particular Performance Award; or (iii) Awards (denominated in cash) which could result in such Participant receiving more than $1,200,000 for each full or partial fiscal year of the Company contained in the performance period of a particular Performance Award. The foregoing limitations shall be subject to adjustment as provided in Section 3(c), but only to the extent that any such adjustment will not affect the status of: (i) any Award intended to qualify as performance-based compensation under Section 162(m) of the Code; or (ii) any Award intended to qualify as an Incentive Stock Option.

If, after the Effective Date, any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or otherwise terminate or are canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such forfeiture, termination or cancellation, shall again become Shares with respect to which Awards may be granted under the Plan.

(b) Adjustments. In the event that the Board determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall, in such manner as it may deem equitable, (i) adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (B) the maximum number of Shares subject to an Award granted to a Participant pursuant to Section 3(a) of the Plan, (C) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (D) the grant or exercise price with respect to any Award; (ii) if deemed appropriate, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, in each case, that (A) with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended; and (B) with respect to any Award, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s meeting the requirements of Section 162(m) of the Code, unless otherwise determined by the Board.

(c) Substitute Awards. Any Shares underlying Substitute Awards shall not, unless required by law, be counted against the Shares available for Awards under the Plan.

(d) Sources of Shares Deliverable under Awards. Shares to be issued under the Plan may be made available from authorized but unissued Stock, Stock held by the Company in its treasury, or Stock purchased on the open market or otherwise. During the term of the Plan, the Company will at all times reserve and keep available the number of Shares of Stock that shall be sufficient to satisfy the requirements of the Plan.

4.	Eligibility.

Any Eligible Individual shall be eligible to be designated a Participant.

5.	Stock Options.

(a) Grant. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the Participants to whom Options shall be granted (provided that Incentive Stock Options may only be granted to employees of the Company or a parent or subsidiary of the Company within the meaning of Code Sections 424(e) and (f)), the number of Shares to be covered by each Option, the Option price and the conditions and limitations applicable to the exercise of the Option. The Board shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.

(b) Exercise Price. The Board, in its sole discretion, shall establish the exercise price at the time each Option is granted. Except in the case of Substitute Awards, the exercise price of an Option may not be less than Fair Market Value on the Grant Date.

(c) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Board may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable. Notwithstanding the foregoing, an Option shall not be exercisable after the expiration of ten years from the Grant Date.

(d) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Option price is received by the Company. Such payment may be made in cash, or its equivalent, or by exchanging, actually or constructively, Shares owned by the Participant (for any minimum period set forth in the Award Agreement or as may otherwise be required by the Board (and which are not the subject of any pledge or other security interest)), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such Option price. The Board shall determine, in its discretion, whether a Participant may elect to pay all or any portion of the aggregate exercise price by having Shares with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company or sold by a broker-dealer or, as otherwise provided in an Award Agreement. Shares that are withheld from an award to satisfy tax-withholding obligations, shares that are surrendered to fulfill tax obligations incurred under the Plan, and shares surrendered in payment of the option exercise price upon the exercise of an option will not be available for reissuance under the Plan.

(e) Restoration Options. The Board may provide in an Award Agreement for the automatic grant of a Restoration Option to a Participant who delivers Shares in payment of the exercise price of any Option granted hereunder in accordance with Section 5(d), or in the event that the withholding tax liability arising upon exercise of any such Option or Options by a Participant is satisfied through the withholding by the Company of Shares otherwise deliverable upon exercise of the Option. The grant of a Restoration Option shall be subject to the satisfaction of such conditions or criteria as the Board, in its sole discretion, shall establish from time to time. A Restoration Option shall entitle the holder thereof to purchase a number of Shares equal to the number of such Shares so delivered or withheld upon exercise of the original Option. A Restoration Option shall have a per share exercise price of not less than 100% of the per Share Fair Market Value on the Grant Date of such Restoration Option and such other terms and conditions as the Board, in its sole discretion, shall determine.

6.	Stock Appreciation Rights.

(a) Grant. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or, except in the case of Incentive Stock Options, at a later time. Stock Appreciation Rights shall have a grant price no less that the Fair Market Value of Shares covered by the right on the Grant Date (except with respect to a Substitute Award).

(b) Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof. Unless otherwise determined by the Board, a Stock Appreciation Right shall be settled in Shares. Stock Appreciation Rights to be settled in shares of Common Stock shall be counted in full against the number of shares available for award under the Plan.

(c) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Board shall determine, at or after the grant of a Stock Appreciation Right, the term (up to a maximum of ten years from the Grant Date), methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Board may be changed by the Board from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Board may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

7.	Restricted Stock and Restricted Stock Units.

(a) Grant. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards.

(b) Transfer Restrictions. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of

Restricted Stock, as provided in the Plan or the applicable Award Agreements. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant’s legal representative.

(c) Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Board, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.

(d) Dividends and Distributions. Dividends and other distributions paid on or in respect of any Shares of Restricted Stock or Restricted Stock Units may be paid directly to the Participant, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Board in its sole discretion.

8.	Performance Awards.

(a) Grant. Subject to the limitations set forth in Section 3, the Board shall have sole and complete authority to determine the Eligible Individuals who shall receive a “Performance Award,” which shall consist of a right that is (i) denominated in cash, Options, or Shares, (ii) valued, as determined by the Board, in accordance with the achievement of such performance goals during such performance periods as the Board shall establish, and (iii) payable at such time and in such form as the Board shall determine. Unless otherwise determined by the Board, any such Performance Award shall be evidenced by an Award Agreement containing the terms of the award, including, but not limited to, the performance criteria and such terms and conditions as may be determined from time to time by the Board, in each case, not inconsistent with this Plan.

(b) Terms and Conditions. For Awards intended to be performance-based compensation under Section 162(m) of the Code, Performance Awards shall be conditioned upon the achievement of pre-established goals relating to one or more of the following performance measures, as determined in writing by the Board and subject to such modifications as specified by the Board: cash flow; cash flow from operations; earnings (including earnings before interest, taxes, depreciation, and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record; stock price; return on equity; total or relative increases to stockholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification and other non-financial operating and management performance objectives. To the extent consistent with Section 162(m) of the Code, the Board may determine at the time the performance goals are established that certain adjustments shall apply, in whole or in part, in such manner as determined by the Board, to exclude the effect of any of the following events that occur during a performance period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs, including, but not limited to, reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in the Company’s annual report to stockholders for the applicable year. Performance measures may be determined either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Board.

(c) For Awards intended to be performance-based compensation under Section 162(m) of the Code, performance goals relating to the performance measures set forth above shall be preestablished in writing by the Board, and achievement thereof certified in writing prior to payment of the Award, as required by Section 162(m) and regulations promulgated thereunder. All such performance goals shall be established in writing no later than ninety (90) days after the beginning of the applicable performance period; provided however, that for a performance period of less than one year, the Board shall take any such actions prior to the lapse of 25% of the performance period. In addition to establishing minimum performance goals below which no compensation shall be payable pursuant to a Performance Award, the Board, in its discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the performance goals have been achieved.

(d) The Board, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any Performance Awards. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a Participant of a specified annual performance rating, the continued employment by the Participant and/or the achievement of specified performance goals by the Company, business unit or Participant. Furthermore and notwithstanding any provision of this Plan to the contrary, the Board, in its sole discretion, may retain the discretion to reduce the amount of any Performance Award to a Participant if it concludes that such reduction is necessary or appropriate based upon: (i) an evaluation of such Participant’s performance; (ii) comparisons with compensation received by other similarly situated individuals working within the Company’s industry; (iii) the Company’s financial results and conditions; or (iv) such other factors or conditions that the Board deems relevant; provided, however, the Board shall not use its discretionary authority to increase any Award that is intended to be performance-based compensation under Section 162(m) of the Code.

(e) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Board, on a deferred basis.

9.	Other Stock-Based Awards.

The Board shall have authority to grant to Participants “Other Stock-Based Awards,” which shall consist of any right that is (i) not an Award described in Sections 5 through 8 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Board to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Board shall determine the terms and conditions of any such Other Stock-Based Award.

10.	Termination of Employment Service.

The Board shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment/service, including a termination by the Company or an Affiliate of the Company without Cause, by a Participant voluntarily, or by reason of death, Disability or Retirement.

11.	Change in Control.

In the event that the Company engages in a transaction constituting a Change in Control, the Board shall have complete authority and discretion, but not the obligation, to accelerate the vesting of outstanding Awards and the termination of restrictions on Shares. As part of any agreement in connection with a Change in Control, the Board may also negotiate terms providing protection for Participants, including, the assumption of any Awards outstanding under the Plan or the substitution of similar awards for those outstanding under the Plan.

12.	Amendment and Termination.

(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, cancel, or terminate the Plan or an Award Agreement or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation, cancellation or termination shall be made without: (i) stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply; or (ii) the consent of the affected Participant, if such action would adversely affect any material rights of such Participant under any outstanding Award. Notwithstanding the foregoing or any provision of the Plan or an Award Agreement to the contrary, the Board may at any time (without the consent of the Participant) modify, amend or terminate any or all of the provisions of this Plan or an Award Agreement to the extent necessary: (i) to conform the provisions of the Plan with Section 409A and Section 162(m) of the Code regardless of whether such modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under the Plan or an Award Agreement; and (ii) to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations.

(b) With respect to Participants who reside or work outside the United States of America, the Board may, in its sole discretion, amend, or otherwise modify, without stockholder approval, the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the provisions of local law; provided that such amendment or other modification shall not increase the total number of Shares reserved for purposes of the Plan without the approval of the stockholders of the Company.

(c) The Board shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, an event affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles), whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d) In connection with a Change in Control or an event described in Section 3(b) hereof or such other events as determined by the Board and set forth in an agreement, the Board may, in its discretion: (i) cancel any or all outstanding Awards under the Plan in consideration for payment to the holder of each such cancelled Award of an amount equal to the portion of the consideration that would have been payable to such holder pursuant to such transaction if such Award had been fully vested and exercisable, and had been fully exercised, immediately prior to such transaction, less the exercise price if any that would have been payable therefor, or (ii) if the net amount referred to in clause (i) would be negative, cancel such Award for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash and/or securities or other property in the Board’s discretion.

13.	General Provisions.

(a) Code Section 409A and Section 162(m). Notwithstanding any provision of the Plan or Award Agreement to the contrary: (i) if any benefit provided under this Plan or the Award Agreement is subject to the provisions of Section 409A of the Code and the regulations issued thereunder, the provisions of the Plan and the Award Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A and the regulations issued thereunder (or disregarded to the extent such provision cannot be so administered, interpreted, or construed.); and (ii) if an award under this Plan is intended to qualify as performance-based compensation under Section 162(m) of the Code and the regulations issued thereunder and a provision of this Plan would prevent such award from so qualifying, such provision shall be administered, interpreted and construed to carry out such intention (or disregarded to the extent such provision cannot be so administered, interpreted or construed).

(b) Dividend Equivalents. In the sole and complete discretion of the Board, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

(c) Nontransferability. Except to the extent provided in an Award Agreement, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution.

(d) No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(e) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(f) Withholding. A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Board may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise, or payments of any Award.

(g) Award Agreements. Unless otherwise determined by the Board, each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

(h) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(i) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in an Award Agreement.

(j) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

(k) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to the conflict of law principles thereof.

(l) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(m) Other Laws. The Board may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary.

(n) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(o) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Board shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(p) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(q) Parachute Payments. The Board may provide in an Award Agreement that no amounts shall be paid or considered paid to the extent that any such payments would be nondeductible by the Company under Code Section 280G.

14.	Term of the Plan.

(a) Effective Date. The Plan shall be effective as of the Effective Date.

(b) Expiration Date. No Award shall be granted under the Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may extend beyond such date, and the authority of the Board to amend, alter, adjust, suspend, discontinue, cancel or terminate any such Award or to waive any conditions or rights under, any such Award and the authority of the Board to amend the Plan, shall extend beyond such date.

15.	Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an Affiliate of the Company as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, in either case of (i) and (ii) as determined by the Board, (iv) any entity that, directly or indirectly, controls the Company, and (v) any entity that, directly or indirectly, is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of 50% or more of the outstanding voting securities of the Company.

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Performance Award or Other Stock-Based Award.

“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not be, executed or acknowledged by a Participant.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean, unless otherwise defined in the applicable Award Agreement, a determination by the Board that a Participant has: (i) committed an act of embezzlement, fraud, dishonesty or breach of fiduciary duty to the Company; (ii) deliberately and repeatedly violated the rules of the Company or the valid instructions of the Board or an authorized officer of the Company; (iii) made any unauthorized disclosure of any of the material secrets or confidential information of the Company; or (iv) engaged in any conduct that could reasonably be expected to result in material loss, damage or injury to the Company.

“Change in Control” shall mean, unless otherwise defined in the applicable Award Agreement:

(i) the acquisition after the date hereof by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 25% of the combined voting power of the then outstanding voting Stock of the Company; provided, however, that for purposes of this clause (i), the following acquisitions will not constitute a Change in Control: (A) any issuance of voting Stock of the Company directly from the Company that is approved by the Incumbent Board (as defined in clause (ii) below), (B) any acquisition by the Company of voting Stock of the Company, (C) any acquisition of voting Stock of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (D) any acquisition of voting Stock of the Company by an underwriter holding securities of the Company in connection with a public offering thereof, (E) any acquisition of voting Stock by CONSOL Energy Inc. and/or its subsidiaries, or (F) any acquisition of voting Stock of the Company by any Person pursuant to a Business Combination that complies with clauses (A), (B), (C) of clause (iii) below; or

(ii) other than at a time when CONSOL Energy Inc. and/or its subsidiaries beneficially own more than 50% of the total voting Stock, individuals who constitute the Board as of the Effective Date (the “Incumbent Board,” as modified by this clause (ii)), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) will be deemed to have then been a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) consummation of a reorganization, merger or consolidation of the Company or a sale or other disposition (whether by sale, taxable or nontaxable exchange, formation of a joint venture or otherwise) of all or substantially all of the assets of the Company, or other transaction involving the Company (each, a “Business Combination”), unless, in each case, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding shares of voting Stock of the entity resulting from such Business Combination or any direct or indirect parent corporation thereof (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person, other than the Company and/or CONSOL Energy Inc. and/or its subsidiaries, beneficially own 25% or more of the combined voting power of the then outstanding Shares of voting Stock of the entity resulting from such Business Combination or any direct or indirect parent corporation thereof (disregarding all “acquisitions” described in subsections (A)—(C) of clause (i)), and (C) other than at a time when CONSOL Energy Inc. and/or its subsidiaries beneficially own more than 50% of the total voting Stock, at least a majority of the members of the board of directors of the entity resulting from such Business Combination or any direct or indirect parent corporation thereof were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination;

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of clause (iii); or

(v) other than at a time when CONSOL Energy Inc. and/or its subsidiaries beneficially own less than 50% of the total voting Stock of the Company, the earliest to occur of: (i) any one “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) CONSOL Energy Inc., (B) any trustee or other fiduciary holding securities under an employee benefit plan of CONSOL Energy Inc., and (C) any corporation owned, directly or indirectly, by the stockholders of CONSOL Energy Inc. in substantially the same proportions as their ownership of shares of CONSOL Energy Inc.’s common stock), or more than one “person” acting as a “group,” is or becomes the “beneficial owner” (as defined in Section 13d-3 under the Exchange Act) of shares of common stock of CONSOL Energy Inc. that, together with the shares held by such “person” or “group,” possess more than 50% of the total fair market value or voting power of CONSOL Energy Inc.’s shares of common stock; (ii) a majority of the members of CONSOL Energy Inc.’s board of directors is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of CONSOL Energy Inc.’s board of directors prior to the date of appointment or election; or (iii) the sale of all or substantially all of CONSOL Energy Inc.’s assets.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean a committee of the Board designated by the Board to administer the Plan. To the extent deemed appropriate by the Board, the Committee shall be composed of not less than two individuals who are “outside directors” within the meaning of Code Section 162(m) and “non-employee directors” within the meaning of Section 16 and “independent directors” within the meaning of Section 303A of the New York Stock Exchange Listed Company Manual.

“Company” shall mean CNX Gas Corporation, and any successor thereto.

“Disability” shall mean, unless otherwise defined in the applicable Award Agreement, a Participant’s inability, because of physical or mental incapacity or injury (that has continued for a period of at least 12 consecutive calendar months), to perform for the Company or an Affiliate substantially the same services as he or she performed prior to incurring such incapacity or injury.

“Effective Date” shall mean June 30, 2005, as amended August 1, 2005.

“Eligible Individual” means any full-time or part-time employee, officer, director or consultant of the Company or an Affiliate, including any Affiliates which become such after adoption of the Plan. Eligible Individual shall also include any individual or individuals to whom an offer of employment or service has been extended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the fair market value of the property or other items being valued, as determined by the Board, in its sole discretion. Fair Market Value with respect to the Shares, as of any date, shall mean (i) if the Shares are listed on a securities exchange or are traded over the NASDAQ National Market System, the closing sales price of the Shares on such exchange or over such system on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, (ii) if the Shares are not so listed or traded, the mean between the bid and offered prices of the Shares as quoted by the National Association of Securities Dealers through NASDAQ for such date, or (iii) in the event there is no public market for the Shares, the fair market value as determined by the Board in its sole discretion.

“Grant Date” means, with respect to an Award, date on which the Board makes the determination to grant such Award, or such other date as is determined by the Board. Within a reasonable time thereafter, the Company will deliver an Award Agreement to the Participant.

“Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 5 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Non-Qualified Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 5 of the Plan and that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option and shall include a Restoration Option.

“Other Stock-Based Award” shall mean any right granted under Section 9 of the Plan.

“Participant” shall mean any Eligible Individual who receives an Award under the Plan.

“Performance Award” shall mean any right granted under Section 8 of the Plan.

“Person” shall mean any individual, corporation, company, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Plan” shall mean this CNX Gas Corporation Equity Incentive Plan.

“Restoration Option” shall mean an Option granted pursuant to Section 5(e) of the Plan.

“Restricted Stock” shall mean any Share granted under Section 7 of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 7 of the Plan.

“Retirement” shall mean retirement of a Participant from the employ or service of the Company or any of its Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such Participant’s 65th birthday, unless otherwise defined in the applicable Award Agreement.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

“Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

“Section 162(m)” shall mean Section 162(m) of the Code and the rules promulgated thereunder or any successor provision thereto as in effect from time to time.

“Shares” shall mean a share of Stock.

“Stock” shall mean the common stock, $.01 par value, of the Company (as such par value may be adjusted from time to time), or such other securities of the Company, as may be designated by the Board from time to time.

“Stock Appreciation Right” shall mean any right granted under Section 6 of the Plan.

“Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

[506 Accredited Investor Group]

THE SECURITY REPRESENTED BY THIS AGREEMENT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

CNX GAS CORPORATION

NONQUALIFIED STOCK OPTION AGREEMENT

1. Nonqualified Stock Option. The Option granted is intended to be a Non-Qualified Stock Option and not an Incentive Stock Option under Section 422 of the Internal Revenue Code, as amended (the “Code”) (capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan or the cover sheet to which this Agreement is attached).

2. Vesting. Subject to Section 4 hereof, one-fourth of the Option shall vest and become exercisable as of the first anniversary of the Date of Option Grant (“Grant Date”) and an additional one-fourth of the Option shall vest and become exercisable on each of the second, third and fourth anniversaries of the Grant Date. For purposes of this Agreement, the term “Vested Portion” of the Option means that portion which: (i) shall have become exercisable pursuant to the terms of this Agreement; (ii) shall not have been previously exercised; and (iii) shall not have expired, been forfeited or otherwise cancelled in accordance with the terms hereof or the Plan. For purposes of this Agreement, the term “Non-Vested Portion” of the Option means that portion of the Option that is not vested or exercisable and which has not otherwise expired, been forfeited or cancelled in accordance with the terms hereof or the Plan.

3. Exercise of Option.

(a) Subject to the provisions of the Plan and this Agreement (including Section 4 hereof), the Optionee may exercise all or any part of the Vested Portion of the Option at any time prior to the tenth anniversary of the Grant Date (the “Expiration Date”); provided that the Option may be exercised with respect to whole Shares only. In no event shall the Option be exercisable on or after the Expiration Date.

(b) To the extent set forth in subparagraph 3(a) above, the Option may be exercised by delivering to the Company at its principal office, or to such other location designated by the Company, written notice of intent to exercise. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full, or adequate provision therefor, of the aggregate Exercise Price Per Share (“Exercise Price”), and any

applicable withholding tax and fees. The payment of the Exercise Price shall be made: (i) in cash; (ii) by certified check or bank draft payable to the order of the Company; (iii) by personal check payable to the order of the Company; (iv) by tendering Shares, actually or constructively, which have been owned by the Optionee for at least six months (and which are not subject to any pledge or other security interest); (v) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to the Exercise Price. The Company may determine, in its discretion, to permit the Optionee to elect to pay all or any portion of the Exercise Price by having Shares with a Fair Market Value on the date of exercise equal to the Exercise Price withheld by the Company or sold by a broker-dealer. Subject to the preceding sentence, the Optionee may elect to sell all Shares to cover Option costs, taxes, and fees and remaining funds will be issued to Optionee. The payment of withholding tax shall be subject to Section 8 of this Agreement.

(c) Notwithstanding any other provision of the Plan or this Agreement to the contrary, no Option may be exercised prior to the completion of any registration or qualification of such Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any government body or national securities exchange, that the Board shall, in its sole discretion, determine to be necessary or advisable.

(d) Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue or cause to be issued as promptly as practicable certificates in the Optionee’s name for such Shares. However, the Company shall not be liable to the Optionee for damages relating to any delays in issuing the certificates or in the certificates themselves.

4. Termination of Employment.

(a) In the event that the Optionee’s employment with the Company (including any Affiliate) is terminated for Cause (or in the event that the Optionee breaches any of the covenants set forth in Sections 9 and 10 below), the Option (whether vested or unvested) shall be deemed canceled and forfeited in its entirety on the date of the Optionee’s termination of employment or breach of covenant, as applicable. In addition, any Option exercised during the six month period prior to such termination of employment or breach of covenant, as applicable, shall be rescinded. Within 10 days after receiving notice of a rescission, the Optionee shall pay to the Company an amount in cash equal to the gain realized by the Optionee upon exercise of the Option. Such notice may be given at any time within one year from the date of such exercise.

(b) In the event that the Optionee’s employment with the Company (including any Affiliate) is terminated by the Optionee voluntarily, due to Disability or without Cause, the Non-Vested portion of the Option shall be deemed canceled and forfeited on the date of Optionee’s termination of employment and the Vested Portion, if any, of the Option as of the date of such termination shall remain exercisable for a period of 90 days following such termination of employment, and shall thereafter be deemed canceled and forfeited.

(c) Notwithstanding the provisions of Section 4(b) concerning an employment termination without Cause, in the event that the Optionee’s employment with the Company (including any Affiliate) is terminated by reason of a reduction in force, the Non-Vested Portion of the Option shall continue to vest and become exercisable in accordance with the schedule established under Section 2 of this Agreement and shall remain exercisable until the Expiration Date. In the event of such an employment termination by reason of a reduction in force, the provisions of subparagraphs 9(a)(i) and (a)(ii) shall not apply.

(d) (i) Notwithstanding the provisions of Section 4(b) concerning a voluntary termination, in the event that the Optionee’s employment with the Company (including any Affiliate) is terminated on or after the date the Optionee has reached the age of 55 by reason of an Early Retirement or Incapacity Retirement, as defined herein, the Non-Vested Portion of the Option shall continue to vest and become exercisable in accordance with the schedule established under Section 2 of this Agreement and shall remain exercisable until the Expiration Date. For purposes of this Agreement and unless otherwise provided by the Board at the time of such termination, the terms “Early Retirement” and “Incapacity Retirement” shall have such meaning ascribed to them in the CONSOL Energy Inc. Employee Retirement Plan, as amended, or any successor plan thereto applicable to the Optionee.

(ii) Notwithstanding the provisions of Section 4(b) concerning a voluntary termination, in the event that Optionee’s employment with the Company (including any Affiliate) is terminated by reason of a Normal Retirement, as defined herein, the Non-Vested Portion of the Option shall vest in its entirety on the effective date of the Optionee’s retirement and the Option shall remain exercisable until the Expiration Date. For purposes of this Agreement and unless otherwise provided by the Board at the time of such termination, the term “Normal Retirement” shall have such meaning ascribed to it in the CONSOL Energy Inc. Employee Retirement Plan, as amended, or any successor plan thereto applicable to the Optionee.

(iii) In the event that the Optionee’s employment with the Company (including any Affiliate) is terminated by reason of death, the Non-Vested Portion of the Option shall vest in its entirety immediately upon the date of the Optionee’s death and the Option shall remain exercisable for the lesser of a period of three years following death or until the Expiration Date.

5. Change in Control. Upon a Change in Control, the Non-Vested Portion of the Option shall vest and, unless otherwise provided by separate agreement between the Company and the Optionee, remain exercisable for the lesser of a one year period or until the Expiration Date. Unless otherwise provided by separate agreement between the Company and the Optionee, in the event that any benefits under this Agreement, either alone or together with any other payments or benefits otherwise owed to the Optionee by the Company on or after a Change in Control would, in the Company’s good faith opinion, be deemed under Section 280G of the Code, or any successor provision, to be parachute payments, the benefits under this Agreement shall be reduced to the extent necessary in the Company’s good faith opinion so that no portion of the benefits provided herein shall be considered excess parachute payments under Section 280G of the Code or any successor provision. The Company’s good faith opinion shall be conclusive and binding upon the Optionee.

6. No Right to Continued Employment: No Rights as a Stockholder. Neither the Plan nor this Agreement shall confer on the Optionee any right to continued employment with the Company (including any Affiliate). The Optionee shall not have any rights as a stockholder with respect to any Shares subject to the Option prior to the date of exercise of the Option.

7. Transferability. The Option is nontransferable and may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Optionee, except by will or the laws of descent and distribution. No transfer of the Option shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Board may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions hereof.

8. Withholding. The Optionee agrees to make appropriate arrangements with the Company for satisfaction of any applicable federal, state, local or foreign tax withholding requirements or like requirements, including the payment to the Company at the time of any exercise of the Option of all such taxes and requirements, and the Company shall have the right and is hereby authorized to withhold from the Shares transferable to the Optionee upon any exercise of the Option or from any other compensation or other amount owing to the Optionee such amount (in cash, Shares or other property, as the case may be) as may be necessary in the opinion of the Company to satisfy all such taxes and requirements.

9. Non-Competition.

(a) The Optionee acknowledges and recognizes the highly competitive nature of the business of the Company and its Affiliates and accordingly agrees that during the term of the Optionee’s employment and for a period of two years after the termination thereof:

(i) The Optionee will not directly or indirectly engage in any business which is in competition with any line of business conducted by the Company or any of its Affiliates, including, but not limited to, where such engagement is as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 1% of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or sales representative, in any geographic region in which the Company or any of its Affiliates conducted any such competing line of business;

(ii) The Optionee will not perform or solicit the performance of services for any customer or client of the Company or any of its Affiliates;

(iii) The Optionee will not directly or indirectly induce any employee of the Company or any of its Affiliates to (1) engage in any activity or conduct which is prohibited pursuant to this subparagraph 9(a), or (2) terminate such employee’s employment with the Company or any of its Affiliates. Moreover, the Optionee will not directly or indirectly employ or offer employment (in connection with any business which is in competition with any line of business conducted by the Company or any of its Affiliates) to any person who was employed by the Company or any of its Affiliates unless such person shall have ceased to be employed by the Company or any of its Affiliates for a period of at least 12 months; and

(iv) The Optionee will not directly or indirectly assist others in engaging in any of the activities, which are prohibited under subparagraphs (i) - (iii) above.

(b) It is expressly understood and agreed that although the Optionee and the Company consider the restrictions contained in this Section 9 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against the Optionee, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

10. Confidential Information and Trade Secrets. The Optionee and the Company agree that certain materials, including, but not limited to, information, data and other materials relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans or the business and affairs of the Company and its Affiliates, constitute proprietary confidential information and trade secrets. Accordingly, the Optionee will not at any time during or after the Optionee’s employment with the Company (including any Affiliate) disclose or use for the Optionee’s own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its Affiliates, any proprietary confidential information or trade secrets, provided that the foregoing shall not apply to information which is not unique to the Company or any of its Affiliates or which is generally known to the industry or the public other than as a result of the Optionee’s breach of this covenant. The Optionee agrees that upon termination of employment with the Company (including any Affiliate) for any reason, the Optionee will immediately return to the Company all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, which in any way relate to the business of the Company and its Affiliates, except that the Optionee may retain personal notes, notebooks and diaries. The Optionee further agrees that the Optionee will not retain or use for the Optionee’s account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of the Company or any of its Affiliates.

11. Remedies. The Optionee acknowledges that a violation or attempted violation on the Optionee’s part of Sections 9 and 10 will cause irreparable damage to the Company and its Affiliates, and the Optionee therefore agrees that the Company shall be entitled as a matter of right to an injunction, out of any court of competent jurisdiction, restraining any violation or further violation of such promises by the Optionee or the Optionee’s employees, partners or agents. The Optionee agrees that such right to an injunction is cumulative and in addition to whatever other remedies the Company (including any Affiliate) may have under law or equity.

12. Failure to Enforce Not A Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

13. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Optionee or the Optionee’s transferee, if applicable, will make or enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws, with this Agreement, or as the Company otherwise deems necessary or advisable.

14. Legends. The Company may at any time place legends referencing the provisions of this Agreement, and any applicable federal or state securities law restrictions on all certificates, if any, representing the Shares for which the Option is being exercised under the provisions of this Agreement.

15. Further Acknowledgments, Representations, and Warranties.

(a) The Optionee hereby acknowledges that the Optionee has: (i) received a copy of the Plan; (ii) carefully considered and had the opportunity to discuss with such Optionee’s professional legal, tax, accounting and financial advisors (the “Advisors”), the suitability of accepting Options; (iii) had an opportunity to review the Plan with the Advisors; and (iv) has, along with such Optionee’s Advisors, had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Options (including business plan and prospects for the Company) and all such questions have been answered to such Optionee’s and such Optionee’s Advisor’s satisfaction. The Optionee further acknowledges that the Options to be acquired under this Agreement are highly speculative and involve a high degree of risk; that the Options (and the Shares issuable upon exercise of the Options) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold, transferred or otherwise disposed of except in accordance with this Agreement and the Plan; that the Optionee is acquiring the Options (and the Shares issuable upon exercise of the Options) for investment and not with a view to or for the sale, transfer, pledge, hypothecation or other disposition of the Options (or Shares issuable upon exercise of the Options) or in connection with any distribution of the Options (or Shares issuable upon exercise of the Options); and that the Optionee does not presently have reason to anticipate any change in circumstances or particular occasion or event which would cause him or her to transfer such Options (or Shares issuable upon exercise of the Options).

(b) Optionee is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act, certain definitions of which are attached hereto as Annex A.

16. Indemnification. Optionee hereby agrees to indemnify the Company and its representatives and hold the Company and its representatives harmless from and against any and all liability, damage, cost or expense incurred on account of or arising out of:

(a) Any inaccuracy or omission in the declarations, representations and warranties made by Optionee herein;

(b) The disposition of the Options (or the Shares issuable upon exercise of the Options) in a manner contrary to his declarations, representations and warranties herein, and/or the Plan; and

(c) Any action, suit or proceeding based upon: (i) the claim that said declarations, representations, or warranties were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company; or (ii) the disposition of the Options (or the Shares issuable upon exercise of the Options) or any part thereof.

17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

18. Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto, or as otherwise provided under the Plan.

19. Notices. Any notice, request, instruction or other document given under this Agreement shall be in writing and shall be addressed and delivered, in the case of the Company, to the Secretary of the Company at the principal office of the Company and, in the case of the Optionee, to the Optionee’s address as shown in the records of the Company or to such other address as may be designated in writing by either party.

20. Award Subject to Plan; Amendments to Award. This Award is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Agreement will govern and prevail.

21. Lapse of Offer. Any failure of the Optionee to sign and return this Agreement to the Vice President of Human Resources within 60 days of the Date of Option Grant will result in revocation of this Option offer and all provisions of this Agreement will expire and will be cancelled and forfeited.

22. Entire Agreement. This Agreement and the Plan are intended to be the final, complete, and exclusive statement of the terms of the agreement between Optionee and the Company with regard to the subject matter of this Agreement. This Agreement and the Plan supersede all other prior agreements, communications, and statements, whether written or oral, express or implied, pertaining to that subject matter. This Agreement and the Plan may not be contradicted by evidence of any prior or contemporaneous statements or agreements, oral or written, and may not be explained or supplemented by evidence of consistent additional terms.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

ANNEX A

The Applicable Definitions of “Accredited Investor” for Natural Persons under Rule 501(a) of Regulation D:

(i) A director or executive officer1 of the Company;

(ii) A natural person whose individual net worth, or joint net worth with spouse, exceeds $1,000,000; or

(iii) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with spouse in excess of $300,000 in each of those years and who has a reasonable expectation of reaching the same income level in the current year (for purposes of this questionnaire, individual income means adjusted gross income, as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse).

[1]	The term “executive officer” means a company’s president, any vice president in charge of a principal business unit, division, or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company.

[701 Group]

THE SECURITY REPRESENTED BY THIS AGREEMENT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

CNX GAS CORPORATION

NONQUALIFIED STOCK OPTION AGREEMENT

1. Nonqualified Stock Option. The Option granted is intended to be a Non-Qualified Stock Option and not an Incentive Stock Option under Section 422 of the Internal Revenue Code, as amended (the “Code”) (capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan or the cover sheet to which this Agreement is attached).

2. Vesting. Subject to Section 4 hereof, one-fourth of the Option shall vest and become exercisable as of the first anniversary of the Date of Option Grant (“Grant Date”) and an additional one-fourth of the Option shall vest and become exercisable on each of the second, third and fourth anniversaries of the Grant Date. For purposes of this Agreement, the term “Vested Portion” of the Option means that portion which: (i) shall have become exercisable pursuant to the terms of this Agreement; (ii) shall not have been previously exercised; and (iii) shall not have expired, been forfeited or otherwise cancelled in accordance with the terms hereof or the Plan. For purposes of this Agreement, the term “Non-Vested Portion” of the Option means that portion of the Option that is not vested or exercisable and which has not otherwise expired, been forfeited or cancelled in accordance with the terms hereof or the Plan.

3. Exercise of Option.

(a) Subject to the provisions of the Plan and this Agreement (including Section 4 hereof), the Optionee may exercise all or any part of the Vested Portion of the Option at any time prior to the tenth anniversary of the Grant Date (the “Expiration Date”); provided that the Option may be exercised with respect to whole Shares only. In no event shall the Option be exercisable on or after the Expiration Date.

(b) To the extent set forth in subparagraph 3(a) above, the Option may be exercised by delivering to the Company at its principal office, or to such other location designated by the Company, written notice of intent to exercise. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full, or adequate provision therefor, of the aggregate Exercise Price Per Share (“Exercise Price”), and any

applicable withholding tax and fees. The payment of the Exercise Price shall be made: (i) in cash; (ii) by certified check or bank draft payable to the order of the Company; (iii) by personal check payable to the order of the Company; (iv) by tendering Shares, actually or constructively, which have been owned by the Optionee for at least six months (and which are not subject to any pledge or other security interest); (v) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to the Exercise Price. The Company may determine, in its discretion, to permit the Optionee to elect to pay all or any portion of the Exercise Price by having Shares with a Fair Market Value on the date of exercise equal to the Exercise Price withheld by the Company or sold by a broker-dealer. Subject to the preceding sentence, the Optionee may elect to sell all Shares to cover Option costs, taxes, and fees and remaining funds will be issued to Optionee. The payment of withholding tax shall be subject to Section 8 of this Agreement.

(c) Notwithstanding any other provision of the Plan or this Agreement to the contrary, no Option may be exercised prior to the completion of any registration or qualification of such Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any government body or national securities exchange, that the Board shall, in its sole discretion, determine to be necessary or advisable.

(d) Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue or cause to be issued as promptly as practicable certificates in the Optionee’s name for such Shares. However, the Company shall not be liable to the Optionee for damages relating to any delays in issuing the certificates or in the certificates themselves.

4. Termination of Employment.

(a) In the event that the Optionee’s employment with the Company (including any Affiliate) is terminated for Cause (or in the event that the Optionee breaches any of the covenants set forth in Sections 9 and 10 below), the Option (whether vested or unvested) shall be deemed canceled and forfeited in its entirety on the date of the Optionee’s termination of employment or breach of covenant, as applicable. In addition, any Option exercised during the six month period prior to such termination of employment or breach of covenant, as applicable, shall be rescinded. Within 10 days after receiving notice of a rescission, the Optionee shall pay to the Company an amount in cash equal to the gain realized by the Optionee upon exercise of the Option. Such notice may be given at any time within one year from the date of such exercise.

(b) In the event that the Optionee’s employment with the Company (including any Affiliate) is terminated by the Optionee voluntarily, due to Disability or without Cause, the Non-Vested portion of the Option shall be deemed canceled and forfeited on the date of Optionee’s termination of employment and the Vested Portion, if any, of the Option as of the date of such termination shall remain exercisable for a period of 90 days following such termination of employment, and shall thereafter be deemed canceled and forfeited.

(c) Notwithstanding the provisions of Section 4(b) concerning an employment termination without Cause, in the event that the Optionee’s employment with the Company (including any Affiliate) is terminated by reason of a reduction in force, the Non-Vested Portion of the Option shall continue to vest and become exercisable in accordance with the schedule established under Section 2 of this Agreement and shall remain exercisable until the Expiration Date. In the event of such an employment termination by reason of a reduction in force, the provisions of subparagraphs 9(a)(i) and (a)(ii) shall not apply.

(d) (i) Notwithstanding the provisions of Section 4(b) concerning a voluntary termination, in the event that the Optionee’s employment with the Company (including any Affiliate) is terminated on or after the date the Optionee has reached the age of 55 by reason of an Early Retirement or Incapacity Retirement, as defined herein, the Non-Vested Portion of the Option shall continue to vest and become exercisable in accordance with the schedule established under Section 2 of this Agreement and shall remain exercisable until the Expiration Date. For purposes of this Agreement and unless otherwise provided by the Board at the time of such termination, the terms “Early Retirement” and “Incapacity Retirement” shall have such meaning ascribed to them in the CONSOL Energy Inc. Employee Retirement Plan, as amended, or any successor plan thereto applicable to the Optionee.

(ii) Notwithstanding the provisions of Section 4(b) concerning a voluntary termination, in the event that Optionee’s employment with the Company (including any Affiliate) is terminated by reason of a Normal Retirement, as defined herein, the Non-Vested Portion of the Option shall vest in its entirety on the effective date of the Optionee’s retirement and the Option shall remain exercisable until the Expiration Date. For purposes of this Agreement and unless otherwise provided by the Board at the time of such termination, the term “Normal Retirement” shall have such meaning ascribed to it in the CONSOL Energy Inc. Employee Retirement Plan, as amended, or any successor plan thereto applicable to the Optionee.

(iii) In the event that the Optionee’s employment with the Company (including any Affiliate) is terminated by reason of death, the Non-Vested Portion of the Option shall vest in its entirety immediately upon the date of the Optionee’s death and the Option shall remain exercisable for the lesser of a period of three years following death or until the Expiration Date.

5. Change in Control. Upon a Change in Control, the Non-Vested Portion of the Option shall vest and, unless otherwise provided by separate agreement between the Company and the Optionee, remain exercisable for the lesser of a one year period or until the Expiration Date. Unless otherwise provided by separate agreement between the Company and the Optionee, in the event that any benefits under this Agreement, either alone or together with any other payments or benefits otherwise owed to the Optionee by the Company on or after a Change in Control would, in the Company’s good faith opinion, be deemed under Section 280G of the Code, or any successor provision, to be parachute payments, the benefits under this Agreement shall be reduced to the extent necessary in the Company’s good faith opinion so that no portion of the benefits provided herein shall be considered excess parachute payments under Section 280G of the Code or any successor provision. The Company’s good faith opinion shall be conclusive and binding upon the Optionee.

6. No Right to Continued Employment: No Rights as a Stockholder. Neither the Plan nor this Agreement shall confer on the Optionee any right to continued employment with the Company (including any Affiliate). The Optionee shall not have any rights as a stockholder with respect to any Shares subject to the Option prior to the date of exercise of the Option.

7. Transferability. The Option is nontransferable and may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Optionee, except by will or the laws of descent and distribution. No transfer of the Option shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Board may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions hereof.

8. Withholding. The Optionee agrees to make appropriate arrangements with the Company for satisfaction of any applicable federal, state, local or foreign tax withholding requirements or like requirements, including the payment to the Company at the time of any exercise of the Option of all such taxes and requirements, and the Company shall have the right and is hereby authorized to withhold from the Shares transferable to the Optionee upon any exercise of the Option or from any other compensation or other amount owing to the Optionee such amount (in cash, Shares or other property, as the case may be) as may be necessary in the opinion of the Company to satisfy all such taxes and requirements.

9. Non-Competition.

(a) The Optionee acknowledges and recognizes the highly competitive nature of the business of the Company and its Affiliates and accordingly agrees that during the term of the Optionee’s employment and for a period of two years after the termination thereof:

(i) The Optionee will not directly or indirectly engage in any business which is in competition with any line of business conducted by the Company or any of its Affiliates, including, but not limited to, where such engagement is as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 1% of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or sales representative, in any geographic region in which the Company or any of its Affiliates conducted any such competing line of business;

(ii) The Optionee will not perform or solicit the performance of services for any customer or client of the Company or any of its Affiliates;

(iii) The Optionee will not directly or indirectly induce any employee of the Company or any of its Affiliates to (1) engage in any activity or conduct which is prohibited pursuant to this subparagraph 9(a), or (2) terminate such employee’s employment with the Company or any of its Affiliates. Moreover, the Optionee will not directly or indirectly employ or offer employment (in connection with any business which is in competition with any line of business conducted by the Company or any of its Affiliates) to any person who was employed by the Company or any of its Affiliates unless such person shall have ceased to be employed by the Company or any of its Affiliates for a period of at least 12 months; and

(iv) The Optionee will not directly or indirectly assist others in engaging in any of the activities, which are prohibited under subparagraphs (i) - (iii) above.

(b) It is expressly understood and agreed that although the Optionee and the Company consider the restrictions contained in this Section 9 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against the Optionee, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

10. Confidential Information and Trade Secrets. The Optionee and the Company agree that certain materials, including, but not limited to, information, data and other materials relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans or the business and affairs of the Company and its Affiliates, constitute proprietary confidential information and trade secrets. Accordingly, the Optionee will not at any time during or after the Optionee’s employment with the Company (including any Affiliate) disclose or use for the Optionee’s own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its Affiliates, any proprietary confidential information or trade secrets, provided that the foregoing shall not apply to information which is not unique to the Company or any of its Affiliates or which is generally known to the industry or the public other than as a result of the Optionee’s breach of this covenant. The Optionee agrees that upon termination of employment with the Company (including any Affiliate) for any reason, the Optionee will immediately return to the Company all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, which in any way relate to the business of the Company and its Affiliates, except that the Optionee may retain personal notes, notebooks and diaries. The Optionee further agrees that the Optionee will not retain or use for the Optionee’s account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of the Company or any of its Affiliates.

11. Remedies. The Optionee acknowledges that a violation or attempted violation on the Optionee’s part of Sections 9 and 10 will cause irreparable damage to the Company and its Affiliates, and the Optionee therefore agrees that the Company shall be entitled as a matter of right to an injunction, out of any court of competent jurisdiction, restraining any violation or further violation of such promises by the Optionee or the Optionee’s employees, partners or agents. The Optionee agrees that such right to an injunction is cumulative and in addition to whatever other remedies the Company (including any Affiliate) may have under law or equity.

12. Failure to Enforce Not A Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

13. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Optionee or the Optionee’s transferee, if applicable, will make or enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws, with this Agreement, or as the Company otherwise deems necessary or advisable.

14. Legends. The Company may at any time place legends referencing the provisions of this Agreement, and any applicable federal or state securities law restrictions on all certificates, if any, representing the Shares for which the Option is being exercised under the provisions of this Agreement.

15. Further Acknowledgments, Representations, and Warranties. The Optionee hereby acknowledges that the Optionee has: (i) received a copy of the Plan; (ii) carefully considered and had the opportunity to discuss with such Optionee’s professional legal, tax, accounting and financial advisors (the “Advisors”), the suitability of accepting Options; (iii) had an opportunity to review the Plan with the Advisors; and (iv) has, along with such Optionee’s Advisors, had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Options (including business plan and prospects for the Company) and all such questions have been answered to such Optionee’s and such Optionee’s Advisor’s satisfaction. The Optionee further acknowledges that the Options to be acquired under this Agreement are highly speculative and involve a high degree of risk; that the Options (and the Shares issuable upon exercise of the Options) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold, transferred or otherwise disposed of except in accordance with this Agreement and the Plan; that the Optionee is acquiring the Options (and the Shares issuable upon exercise of the Options) for investment and not with a view to or for the sale, transfer, pledge, hypothecation or other disposition of the Options (or Shares issuable upon exercise of the Options) or in connection with any distribution of the Options (or Shares issuable upon exercise of the Options); and that the Optionee does not presently have reason to anticipate any change in circumstances or particular occasion or event which would cause him or her to transfer such Options (or Shares issuable upon exercise of the Options).

16. Indemnification. Optionee hereby agrees to indemnify the Company and its representatives and hold the Company and its representatives harmless from and against any and all liability, damage, cost or expense incurred on account of or arising out of:

(a) Any inaccuracy or omission in the declarations, representations and warranties made by Optionee herein;

(b) The disposition of the Options (or the Shares issuable upon exercise of the Options) in a manner contrary to his declarations, representations and warranties herein, and/or the Plan; and

(c) Any action, suit or proceeding based upon: (i) the claim that said declarations, representations, or warranties were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company; or (ii) the disposition of the Options (or the Shares issuable upon exercise of the Options) or any part thereof.

17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

18. Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto, or as otherwise provided under the Plan.

19. Notices. Any notice, request, instruction or other document given under this Agreement shall be in writing and shall be addressed and delivered, in the case of the Company, to the Secretary of the Company at the principal office of the Company and, in the case of the Optionee, to the Optionee’s address as shown in the records of the Company or to such other address as may be designated in writing by either party.

20. Award Subject to Plan; Amendments to Award. This Award is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Agreement will govern and prevail.

21. Lapse of Offer. Any failure of the Optionee to sign and return this Agreement to the Vice President of Human Resources within 60 days of the Date of Option Grant will result in revocation of this Option offer and all provisions of this Agreement will expire and will be cancelled and forfeited.

22. Entire Agreement. This Agreement and the Plan are intended to be the final, complete, and exclusive statement of the terms of the agreement between Optionee and the Company with regard to the subject matter of this Agreement. This Agreement and the Plan supersede all other prior agreements, communications, and statements, whether written or oral, express or implied, pertaining to that subject matter. This Agreement and the Plan may not be contradicted by evidence of any prior or contemporaneous statements or agreements, oral or written, and may not be explained or supplemented by evidence of consistent additional terms.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

Restricted Stock Unit Award Under CNX Gas Corporation Equity Incentive Plan (“Plan”)

CNX Gas Corporation (the “Company”) hereby awards you restricted stock units under the Plan. The terms and conditions of this award are set forth in this cover sheet, the “Terms and Conditions” attachment hereto and the Plan. To the extent the terms and conditions set forth on this cover sheet or the attachment differ in any way from the terms set forth in the Plan, the terms of the Plan shall govern.

Name of Recipient:	________________________________________________________________

Award Date:	, 20

Number of Shares Subject to Award:	shares of the Company’s common stock

Vesting Schedule:	Four (4) successive equal annual installments upon your completion of each year of service with the Company over the four (4)-year period measured from the Award Date.

Issuance Schedule:	The shares which vest each year under your restricted stock units will be issued to you on August 1 of that year (or if August 1 is not a business day, on the immediately preceding business day), subject to your satisfaction of all applicable income and other taxes.

You will have sixty (60) days following the date of this letter in which to sign and return to the Company the Acknowledgment section below in order to indicate your acceptance of the terms and conditions of your award as set forth above and in the attached Terms and Conditions. If you do not do so, your award will become null and void.

ACKNOWLEDGMENT

I hereby acknowledge and accept the terms and conditions of the restricted stock unit award evidenced hereby, including the attached TERMS AND CONDITIONS (or the “Agreement”). I further acknowledge and agree that those terms and conditions, and the provisions of the Plan, set forth the entire understanding between the Company and me regarding my entitlement to receive the shares of the Company’s common stock subject to such award and supersede all prior oral and written agreements on that subject.

SIGNATURE:

PRINTED NAME:

DATED:	, 20

CNX GAS CORPORATION

[Insert Name]

1

THE SECURITY REPRESENTED BY THIS AGREEMENT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

TERMS AND CONDITIONS

The restricted stock units under the Company’s Equity Incentive Plan (“Plan”) will entitle you to receive shares of the Company’s common stock in a series of installments over your period of continued service with the Company. Each unit represents the right to receive one share of common stock following the vesting date of that unit. Unlike a typical stock option program, the shares will be issued to you as a bonus for your continued service over the vesting period, without any cash payment required from you.

The terms and provisions of your award are subject to the provisions of the Plan. A copy of the Plan is available upon request from Human Resources.

Other important features of your award may be summarized as follows:

Special Vesting Rules: All of the shares subject to your award will vest (i.e., will not be subject to forfeiture as the result of service termination) upon the occurrence of any of the following events, and (except as otherwise specified below) such vested shares will be delivered to you as soon as practical after the occurrence of such event:

•	your termination of service with the Company on or after your attainment of normal retirement age for directors;

•	the termination of your service with the Company by reason of your death or Disability.

In no event will any special vesting of your shares occur should your service with the Company be terminated for Cause (as such term is defined in the Plan) or should you leave the Company’s service for any reason other than in connection with one of the special vesting events specified above.

Forfeitability: Should you cease service under circumstances which do not otherwise entitle you to the special vesting of the unvested shares subject to your award, then your award will be cancelled with respect to those unvested shares, and the number of your restricted stock units will be reduced accordingly. You will thereupon cease to have any right or entitlement to receive any shares of common stock under those cancelled units.

Should your service be terminated for “Cause” (as defined in the Plan) or should you breach the proprietary information covenant set forth below, then not only will your award be cancelled with respect to any unvested shares at the time subject to your award, but you will also forfeit all of your right, title and interest in and to any shares which have vested under your award and which are either held by you at that time or are otherwise subject to deferred issuance.

The certificates for any vested shares you hold at the time of such termination or breach must be promptly returned to the Company, and the Company will in addition impose an immediate stop transfer order with respect to those certificates. Accordingly, upon such termination of your service or breach of the proprietary information covenant below, you will cease to have any further right or entitlement to receive or retain the shares of common stock subject to your forfeited award. In addition, to the extent you have sold any of your vested shares within the six (6)-month period ending with the date of your termination for Cause or your breach of the proprietary information covenant below or at any time thereafter, then you will be required to repay to the Company, within ten (10) days after receipt of written demand from the Company, the cash proceeds you received upon each such sale, provided such demand is made by the Company within one year after the date of that sale.

Transferability: The shares issued to you following the vesting of your award may not be registered under the federal securities laws and may not be freely tradable upon receipt. Subsequent sales of those shares will also be subject to any market black-out periods the Company may impose from time to time and must be made in compliance with the Company’s insider trading policies.

Prior to your actual receipt of the shares in which you vest under your award, you may not transfer any interest in your award or the underlying shares or pledge or otherwise hedge the sale of those shares, including (without limitation) any short sale, put or call option or any other instrument tied to the value of those shares. However, your right to receive any shares which have vested under your restricted stock units but which remain unissued at the time of your death may be transferred pursuant to the provisions of your will or the laws of inheritance following your death.

Federal Income Taxation: You will recognize ordinary income for federal income tax purposes on the date the shares which vest under your award are actually issued to you, and you must satisfy your income and other tax obligations applicable to that income. The amount of your taxable income will be equal to the Fair Market Value (as defined in the Plan) of the shares issued to you on that date.

Stockholder Rights: You will not have any stockholder rights, including voting rights and actual dividend rights, with respect to the shares subject to your award until you become the record holder of those shares following their actual issuance to you.

Dividend Equivalent Rights: Should a regular cash dividend be declared on the Company’s common stock at a time when unissued shares of such common stock are subject to your award, then the number of shares at that time subject to your award will automatically be increased by an amount determined in accordance with the following formula, rounded down to the nearest whole share:

X = (A x B)/C, where

X	=	the additional number of shares which will become subject to your award by reason of the cash dividend;

A	=	the number of unissued shares subject to this award as of the record date for such dividend;

B	=	the per share amount of the cash dividend; and

C	=	the Fair Market Value (as defined in the Plan) per share of the Company’s common stock on the payment date of such dividend.

The additional shares resulting from such calculation will be subject to the same terms and conditions (including, without limitation, any applicable vesting requirements and forfeiture provisions) as the unissued shares of common stock to which they relate under the award.

Other Adjustments: In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other similar change affecting the Company’s outstanding common stock as a class without the Company’s receipt of consideration, the number and/or class of securities subject to your award will be appropriately adjusted to preclude any dilution or enlargement of your rights under the award.

Change in Control: In the event of a Change in Control (as such term is defined in the Plan), all of the then-unvested shares subject to your award will vest in full on an accelerated basis, and the shares of the Company’s common stock subject to your vested units, including those which vest on such an accelerated basis, will be issued immediately prior to the closing of the Change in Control transaction.

However, if such accelerated vesting of the shares subject to your award, either alone or together with any other payments or benefits to which you may otherwise become entitled from the Company in connection with the Change in Control would, in the Company’s good faith opinion, be deemed to be a parachute payment under Section 280G of the Internal Revenue Code, as amended (or any successor provision), then, unless any agreement between you and the Company provides otherwise, the number of shares which are to vest on such an accelerated basis under your award will be reduced to the extent necessary to assure, in the Company’s good faith opinion, that no portion of your accelerated award will be considered such a parachute payment. The Company’s good faith opinion on this matter will be conclusive and binding upon you and your successors.

Proprietary Information Covenant: As a further condition to your right and entitlement to receive the shares of the Company’s common stock subject to your award, you hereby agree to abide by the terms and conditions of the following proprietary information covenant:

You and the Company agree that certain materials, including (without limitation) information, data and other materials relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans or the business and affairs of the Company and its Affiliates, constitute proprietary confidential information and trade secrets. Accordingly, you will not at any time during or after your service with the Company disclose or use for your own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its Affiliates, any proprietary confidential information or trade secrets, provided that the foregoing shall not apply to information which is not unique to the Company or any of its Affiliates or which is generally know to the industry or the public other than as a result of your breach of this covenant. You agree that upon termination of your service with the Company for any reason, you will immediately return to the Company all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, which in any way relate to the business of the Company and its Affiliates, except that you may retain personal notes, notebooks and diaries. You further agree that you will not retain or use for your own account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of the Company or any of its Affiliates.

Failure to Enforce Not A Waiver: The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

Securities Laws: Upon the acquisition of any shares pursuant to your award, your transferee, if applicable, will make or enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws, with this Agreement, or as the Company otherwise deems necessary or advisable.

Legends: The Company may at any time place legends referencing the provisions of this Agreement, and any applicable federal or state securities law restrictions on all certificates, if any, representing the shares relating to this award.

Further Acknowledgments, Representations, and Warranties: (i) You hereby acknowledge that you have: (i) received a copy of the Plan; (ii) carefully considered and had the opportunity to discuss with your professional legal, tax, accounting and financial advisors (the “Advisors”), the suitability of accepting restricted stock units; (iii) had an opportunity to review the Plan with the Advisors; and (iv) have, along with such Advisors, had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the restricted stock units (including business plan and prospects for the Company) and all such questions have been answered to your and your Advisor’s satisfaction. You further acknowledge that the restricted stock units to be acquired under this Agreement are highly speculative and involve a high degree of risk; that the restricted stock units (and the shares relating to the restricted stock units) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold, transferred or otherwise disposed of except in accordance with this Agreement and the Plan; that you are acquiring the restricted stock units (and the Shares relating to the restricted stock units) for investment and not with a view to or for the sale, transfer, pledge, hypothecation or other disposition of the restricted stock units (or shares relating to the restricted stock units) or in connection with any distribution of the restricted stock units (or shares relating to the restricted stock units); and that you do not presently have reason to anticipate any change in circumstances or particular occasion or event which would cause him or her to transfer such restricted stock units (or shares relating to the restricted stock units).

(ii) You are an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act, certain definitions of which are attached hereto as Annex A.

Indemnification: You hereby agree to indemnify the Company and its representatives and hold the Company and its representatives harmless from and against any and all liability, damage, cost or expense incurred on account of or arising out of:

(i) Any inaccuracy or omission in the declarations, representations and warranties made by you herein;

(ii) The disposition of the restricted stock units (or the shares relating to the restricted stock units) in a manner contrary to your declarations, representations and warranties herein, and/or the Plan; and

(iii) Any action, suit or proceeding based upon: (a) the claim that said declarations, representations, or warranties were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company; or (b) the disposition of the restricted stock units (or the shares relating to the restricted stock units) or any part thereof.

Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

Amendments: This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto, or as otherwise provided under the Plan.

Notices: Any notice, request, instruction or other document given under this Agreement shall be in writing and shall be addressed and delivered, in the case of the Company, to the Secretary of the Company at the principal office of the Company and, in your case, to your address as shown in the records of the Company or to such other address as may be designated in writing by either party.

Award Subject to Plan; Amendments to Award: This Award is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Agreement will govern and prevail.

Entire Agreement: This Agreement and the Plan are intended to be the final, complete, and exclusive statement of the terms of the agreement between you and the Company with regard to the subject matter of this Agreement. This Agreement and the Plan supersede all other prior agreements, communications, and statements, whether written or oral, express or implied, pertaining to that subject matter. This Agreement and the Plan may not be contradicted by evidence of any prior or contemporaneous statements or agreements, oral or written, and may not be explained or supplemented by evidence of consistent additional terms.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

ANNEX A

The Applicable Definitions of “Accredited Investor” for Natural Persons under Rule 501(a) of Regulation D:

(i) A director or executive officer1 of the Company;

(ii) A natural person whose individual net worth, or joint net worth with spouse, exceeds $1,000,000; or

(iii) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with spouse in excess of $300,000 in each of those years and who has a reasonable expectation of reaching the same income level in the current year (for purposes of this questionnaire, individual income means adjusted gross income, as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse).

[1]	The term “executive officer” means a company’s president, any vice president in charge of a principal business unit, division, or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company.

CNX Gas Corporation

Equity Incentive Plan

Non-Qualified Stock Option Agreement

Vesting Over Four Years

CNX Gas Corporation hereby grants an option to purchase shares of its Common Stock to the optionee named below. The terms and conditions of the option are set forth in this cover sheet and in the attachment (together, the “Agreement”) and in the CNX Gas Corporation Equity Incentive Plan (“Plan”), the terms of which are incorporated herein by reference. To the extent the terms and conditions set forth on this cover sheet or the attachment differ in any way from the terms set forth in the Plan, the terms of the Plan shall govern.

Date of Option Grant	:	August , 2005

Name of Optionee	:	«fname» «lname»

Optionee’s Soc. Sec. No.	:	«socsec»

No. of Shares of Common Stock Covered by Option	:	«options»

Exercise Price Per Share	:	$15.00

Vesting Start Date	:	August , 2005

By signing this cover sheet, you agree to all of the terms and conditions of the Agreement and the Plan, a copy of which may be obtained from Human Resources.

Optionee Signature:

CNX Gas Corporation :
Nicholas J. DeIuliis President and Chief Executive Officer